                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    Navistar International Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                      NAVISTAR INTERNATIONAL CORPORATION
                        455 NORTH CITYFRONT PLAZA DRIVE
                            CHICAGO, ILLINOIS 60611
                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                                  TO BE HELD
                                MARCH 24, 1998

TO THE SHAREOWNERS:

  The Annual Meeting of Shareowners of Navistar International Corporation, a Delaware corporation (the "Corporation"), will be held at the Arthur Rubloff Auditorium of the Art Institute of Chicago, Monroe Street and Columbus Drive, Chicago, Illinois 60603, on March 24, 1998, at 10:15 a.m., Central Standard Time, for the following purposes:

    1. To elect three directors to serve for three year terms until the 2001 Annual Meeting of Shareowners (the Board of Directors of the Corporation recommends a vote FOR the nominees named in the Corporation's Proxy Statement); and

    2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  Shareowners of record of the Common Stock of the Corporation at the close of business on January 27, 1998 are entitled to notice of and to vote at this meeting.

  PLEASE SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY in the enclosed envelope which does not require postage if mailed in the United States or Canada.

                                          By order of the Board of Directors,

                                          Steven K. Covey
                                          Secretary
                                          February 2, 1998

                                PROXY STATEMENT

                       NAVISTAR INTERNATIONAL CORPORATION
                        455 NORTH CITYFRONT PLAZA DRIVE
                            CHICAGO, ILLINOIS 60611
                 ANNUAL MEETING OF SHAREOWNERS: MARCH 24, 1998

PROXY

  This Proxy Statement is being mailed on or about February 2, 1998 to holders of voting Common Stock ("Common Stock") of Navistar International Corporation ("Navistar" or the "Corporation") in connection with the solicitation of proxies by Navistar's Board of Directors (the "Board of Directors" or the "Board"). The Annual Meeting of Shareowners will be held at the Arthur Rubloff Auditorium of the Art Institute of Chicago, Monroe Street and Columbus Drive, Chicago, Illinois 60603, on March 24, 1998 at 10:15 a.m., Central Standard Time. To assure greatest representation at the Annual Meeting of Shareowners, and any adjournments or postponements thereof (the "Annual Meeting"), the Board requests that all shareowners sign and return promptly the enclosed proxy. The proxy is solicited by the Board of Directors. Only shareowners of record at the close of business on January 27, 1998 will be entitled to vote at the Annual Meeting. The persons named as proxies were selected by the Board of Directors and are either directors or officers of the Corporation or both. Shareowners may have their votes kept confidential by so indicating in the designated place on the proxy card. If a shareowner is a participant in the Corporation's 401(k) Retirement Savings Plan, the proxy card will represent the number of shares allocated to the participant's account under the plan and will serve as a direction to the plan's trustee as to how the shares in the account are to be voted.

  Any shareowner giving a proxy has the power to revoke it before it is voted by (i) delivering a written revocation to the Secretary of the Corporation,
(ii) submitting a duly executed new proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. If not revoked, the shares represented by the proxy will be voted by the persons named as proxies, in accordance with the specifications marked thereon. If no such specification is made, the shares will be voted in accordance with the Board of Directors' recommendation. The Board of Directors recommends that shareowners vote FOR Proposal 1. Director nominees receiving the greatest number of votes will be elected directors. Abstentions will be included, but broker non-votes will not be included, in the calculation of the number of holders who are considered present and entitled to vote at the Annual Meeting.

VOTING SECURITIES OF THE CORPORATION

  As of January 15, 1998, there were outstanding 49,226,327 shares of Common Stock. Holders of Common Stock are entitled to one vote per share, exercisable in person or by proxy, with respect to all matters to come before the Annual Meeting. Under the Corporation's By-laws, shareowners holding at least one-third ( 1/3) of the outstanding shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum. In addition to the 49,226,327 shares of voting Common Stock outstanding as of January 15, 1998, the Corporation has outstanding 19,894,103 shares of Class B Common Stock (the "Class B Stock") which are not entitled to vote at the Annual Meeting. All shares of Class B Stock are held by the Supplemental Benefit Trust, a retiree trust created in 1993 pursuant to a restructuring of retiree health care and life insurance programs (the "Supplemental Trust"). On July 1, 1998, the non-voting Class B Stock automatically converts into an equal number of shares of voting Common Stock.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The Corporation has three classes of directors, with the members of each class serving a three year term on the Board. At this Annual Meeting, the terms of the Class II directors will expire.

  The Board's retirement policy provides for directors' retirement prior to the first annual meeting of shareowners which is held after the date they attain age 70. Under the Corporation's Certificate of Incorporation, any vacancies on the Board resulting from the resignation of a director or other cause shall be filled by the members of the Board elected by the holders of Common Stock.

  The Class II nominee directors are Mr. John R. Horne, Mr. Michael N. Hammes, and Mr. William F. Patient. These persons have been nominated by the Board for election to three year terms expiring in 2001, and until their successors are elected or appointed and qualified. Nominations by shareowners for election of a director may be made in accordance with the Corporation's By-laws which require that advance notice be given to the Corporation and require certain additional information. Any shareowner interested in making such a nomination should request a copy of the By-laws provisions from the Secretary of the Corporation.

  All of the Class II nominees are now directors of the Corporation and have served continuously since their first election or appointment. Current Class I and Class III directors will continue in office for the remainder of their terms or until their retirement, whichever is earlier. If any nominee is unable to accept the office of director, or will not serve, which is not anticipated, the Board may choose another nominee, and the shares represented by the proxies will then be voted for that nominee.

                             DIRECTORS' BIOGRAPHIES

NOMINEES FOR ELECTION AS CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2001

  JOHN R. HORNE, 59, director since 1990. He is Chairman of the Board of Directors since 1996, and President and Chief Executive Officer since 1995. He was President and Chief Operating Officer from 1990 to 1995. Prior to that assignment, he served as Group Vice President-General Manager, Engine and Foundry Group from March, 1990 to November, 1990; Vice President and General Manager, Engine and Foundry Group from 1983 to 1990; Manager, Engine Engineering from 1980 to 1983; and Manager, Diesel Engine Engineering from 1977 to 1980. Mr. Horne serves on the Board of Directors of the American Trucking Association Foundation, the National Association of Manufacturers (NAM), Intermet Corporation, and Junior Achievement of Chicago; is a member of the Board of Trustees of Taylor University in Upland, Indiana; serves on the Mechanical Engineering Advisory Board for Purdue University; and is a member of the Conference Board. Committee: Executive (Chair).

  MICHAEL N. HAMMES, 56, director since 1996. He was Chairman and Chief Executive Officer of The Coleman Company, Inc., a manufacturer and distributor of camping and outdoor recreational products and hardware/home products, from 1993 to 1997. From 1990 to 1993, he was Vice Chairman of the Black & Decker Corporation and President of its Power Tool and Home Products Group. From 1986 to 1990, Mr. Hammes was President--International Operations for Chrysler Corporation and a Vice President of the company. He is a director of Johns Manville Corporation and a member of the Board of Visitors of Georgetown University's School of Business. Committees: Finance and Public Policy.

  WILLIAM F. PATIENT, 63, director since 1996. He is Chairman of the Board, President and Chief Executive Officer of The Geon Company, since 1993. The Geon Company manufactures polyvinyl chloride (PVC) resins and compounds, which are used in a wide variety of applications, including household appliances, business machines and construction products. From 1989 to 1993, Mr. Patient served as Senior Vice President and President of B. F. Goodrich Company's Geon Vinyl Division. From 1962 to 1989, Mr. Patient served as Vice President of sales and marketing; Vice President of manufacturing; and President of Borg-Warner Chemicals Europe. He serves on the Board of The Vinyl Institute, a division of The Society of the Plastics Industry. He is a director of National City Bank in Cleveland, and serves on the Board of Trustees for Cleveland State University and on the Board of Cleveland Tomorrow. Committees: Audit and Organization.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 1999

  WILLIAM F. ANDREWS, 66, director since 1984. He is Chairman of Schrader, Inc., a manufacturer of tire valves and automotive accessories, since 1995. He is also Chairman of Scovill Fasteners, Inc., a manufacturer of apparel and industrial fasteners, since 1995. From 1992 to 1995 he served as President and Chief Executive Officer at Amdura Corporation, a manufacturer of products for construction and agricultural machinery. From 1990 to 1992, he was President and Chief Executive Officer of UNR Industries, Inc., a manufacturer of steel products. He was President of Massey Investment Company from 1989 to 1990. He was Chairman, President and Chief Executive Officer of Singer Sewing Machines, Inc. from 1986 to 1989. From 1979 to 1986, Mr. Andrews served as Chairman, President and Chief Executive Officer of Scovill, Inc. He is a director of Johnson Controls, Inc., Katy Industries, Inc., Southern New England Telephone Company, Corrections Corp. of America, Northwestern Steel & Wire, Black Box Corp., and Dayton Superior Corp. Committees: Executive, Organization and Finance (Chair).

  JOHN D. CORRENTI, 50, director since 1994. He is Chief Executive Officer, President and Vice Chairman of Nucor Corporation, one of the largest steel manufacturers in the U.S., since 1996. Mr. Correnti joined Nucor as Construction Manager in Utah in 1980, and in 1982 became General Manager of the company's mill in Brigham City, Utah. In 1991, he became President and Chief Operating Officer and a director of Nucor. He is a director of Harnischfeger, Inc., Steel Manufacturers Association, and CEM Corporation. Committees: Audit and Organization.

  ALLEN J. KROWE, 65, director since October, 1997. He retired as Vice Chairman from Texaco Inc., a global energy company, in 1997, a position he held since 1993. From 1988 to 1995 he served as Chief Financial Officer, and from 1988 to 1993 as Senior Vice President of Texaco Inc. From 1960 to 1988, Mr. Krowe was employed by International Business Machines Corporation (IBM) where he held positions of increasing responsibility, including Vice President and Chief Financial Officer, Senior Vice President and a member of the Corporate Management Board and the Business Operations Committee. In 1986, he was elected Senior Vice President responsible for worldwide development and U.S. manufacturing for IBM's Information Systems and Communication Group, Information Systems and Products Group, Real Estate and Construction Division, and the Rolm Corporation, an IBM subsidiary, and a director of IBM, and in 1988, was elected Executive Vice President. He is a director of the University of Maryland Foundation, PPG Industries, Inc., Informant, IBJ Schroder Bank and Trust Company, The Business Council of New York State, American Council for Capital Formation and Westchester-Putnam Council of the Boy Scouts of America.
Committees: Audit and Finance.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2000

  JERRY E. DEMPSEY, 65, director since 1984. He is the retired Chairman of the Board and Chief Executive Officer of PPG Industries, Inc., a diversified global manufacturer of glass, protective coatings and chemicals, a position he held from 1993 to 1997. From 1991 until 1993, Mr. Dempsey was Chairman of the Board and a director of Chemical Waste Management, Inc., and Senior Vice President of WMX Technologies, Inc. From 1985 to 1991, he was President and Chief Executive Officer and a director of Chemical Waste Management, Inc. From 1984 to 1988, he was Vice Chairman of the Board of WMX Technologies. From 1980 to 1984, Mr. Dempsey was President and Chief Operating Officer of Borg-Warner Corporation. He is a director of Waste Management, Inc. and Eastman Chemicals. He is a member of the Dean's Advisory Board for Clemson University's School of Engineering, Chairman of the President's Advisory Council, and Co-Chairman of the Commission on the Future of Clemson University. Committees: Executive, Finance and Organization (Chair).

  ROBERT C. LANNERT, 57, director since 1990. He is Executive Vice President and Chief Financial Officer since 1990. Prior to his present assignment, he served as Vice President and Treasurer from 1979 to 1990 and Assistant Treasurer from 1976 to 1979. He is President of the Des Plaines Valley Council of the Boy Scouts of America.

  JOHN F. FIEDLER, 59, director since 1995. He is Chairman and Chief Executive Officer since 1996 and a director since 1994 and from 1994 to 1995 he was President and Chief Executive Officer of Borg-Warner Automotive, Inc., a supplier of engineered components and systems, primarily for automotive drive train applications. From 1965 to 1994, he was employed by The Goodyear Tire and Rubber Company, where he held positions of increasing responsibilities, including the position of Executive Vice President--North America. Committees:
Organization and Public Policy.

ADDITIONAL DIRECTORS

  In July, 1993, the Corporation restructured its postretirement health care and life insurance benefits pursuant to a settlement agreement which required, among other things, the addition of three seats on Navistar's Board of Directors. These three directors are not part of the classes referred to above and are not standing for election by shareowners at the Annual Meeting.

  WALTER J. LASKOWSKI, 57, director since 1995. He is International Vice President of the UAW since 1995. Mr. Laskowski heads the UAW's Chrysler Department and is in charge of the UAW's Navistar, Mack, Volvo, Freightliner and General Dynamics Departments. As an International Representative on the staff of Region 1D from 1971 until he was elected assistant director of Region 1D in 1986, Mr. Laskowski serviced the General Motors, Independent, and Parts Supplier plants in the Saginaw, Bay City and northern lower peninsula area in Michigan. He is a member of the NAACP, the Coalition of Labor Union Women, and the Delta Dental Board. Mr. Laskowski was appointed to the Board of Directors by the UAW, the holder of all the Series B preference shares, for a term extending through July 31, 1998. Committees: Audit, Executive and Finance.

  WILLIAM C. CRAIG, 58, director since 1993. He served as Executive Vice President of Mack Trucks from 1989 to 1992. Prior to this, Mr. Craig served as Vice President of Human Resources of Volkswagen of America from 1982 to 1989, and Plant Manager, Volkswagen Stamping Plant from 1977 to 1982. Mr. Craig also served as General Superintendent of Production, Chevrolet Buffalo Gear and Axle, and in various other capacities for General Motors from 1960 to 1977. Mr. Craig was appointed to the Board of Directors by the Supplemental Trust, holder of all the Series A preference shares, for a term extending through July 31, 1998. Committees: Executive, Finance and Organization.

  JOHN T. GRIGSBY, JR., 57, director since December, 1997. He is founder and President of John T. Grigsby Associates, Inc., a firm that provides strategic and operational consulting assistance to companies in financial distress. He has been a Vice Chairman of the Board and Executive Vice President of Allis-Chalmers Corporation, a farm machinery manufacturer, since 1989; Chief Financial Officer since 1996; served as Chairman and Chief Executive Officer since 1988. He was also employed by the company as Managing Director, Restructure Project since 1987. He is a director of Allis-Chalmers Corporation, First Southern Bank, and First Florida Industries, Inc. Mr. Grigsby was appointed to the Board of Directors by the Supplemental Trust, holder of all the Series A preference shares, for a one year term beginning in December, 1997. Committees: Audit and Public Policy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file reports of beneficial ownership and change of ownership of the Corporation's equity securities with the U.S. Securities and Exchange Commission and the New York Stock Exchange. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representation that no reports were required, all of its directors and executive officers made all required filings on time, except that Mr. Patient filed a Form 4 to report a sale of 1,000 shares of the Corporation's Common Stock 1 day after the date by which it should have been filed.

  The following table sets forth information concerning the Common Stock ownership of each director and director nominee, the Corporation's Chief Executive Officer, each of the four most highly compensated executive officers, and the directors and executive officers as a group as of December 31, 1997. Each individual owns less than 1% of the Corporation's Common Stock. As a group, the directors and officers own or have the right to acquire 3.7% of the Common Stock.

                                                      NUMBER OF SHARES
                                             -----------------------------------
                                                           OBTAINABLE
                                                            THROUGH
                                                          STOCK OPTION
NAME/GROUP                                   OWNED (1)(2)   EXERCISE     TOTAL
----------                                   ------------ ------------ ---------
William F. Andrews.........................      2,400        6,250        8,650
Robert A. Boardman.........................     47,018       19,600       66,618
Andrew F. Brimmer..........................      2,217        6,250        8,467
John D. Correnti...........................      1,600        4,500        6,100
William C. Craig...........................      1,770        4,750        6,520
Donald D. DeFosset, Jr.....................     75,937       89,262      165,199
Jerry E. Dempsey...........................      2,300        6,250        8,550
John F. Fiedler............................      2,300        4,000        6,300
Mary Garst.................................      2,210        6,250        8,460
John T. Grigsby............................      3,000            0        3,000
Michael N. Hammes..........................      1,080        2,000        3,080
John R. Horne..............................    185,135      238,320      423,455
Allen J. Krowe.............................      1,500            0        1,500
Robert C. Lannert..........................    119,657      187,900      307,557
Walter J. Laskowski........................          0        4,000        4,000
William F. Patient.........................      1,680        2,000        3,680
Daniel C. Ustian...........................     39,093       55,890       94,983
Directors and Executive Officers as a Group
 (3).......................................    846,664      994,002    1,840,666

--------
(1) Includes shares over which there is shared investment power as follows: Mr. Patient--1,680 shares; Mr. Andrews--2,400 shares; Directors and Executive Officers as a Group--4,130 shares.
(2) Includes shares over which there is shared voting power as follows: Mr. Patient--1,680 shares; Directors and Executive Officers as a Group--1,730 shares.
(3) Of the 22,462 shares owned by an executive officer who is not also a director or nominee, 30 shares are owned by his wife, as to which he may be deemed to share voting or investment power, but as to which he disclaims beneficial ownership.

COMMITTEES OF THE BOARD OF DIRECTORS

  There are five standing committees which assist the Board of Directors in discharging its responsibilities. Committee membership is noted for each director next to the director's name in the biographical section above. Functions of the various committees are set forth below:

  EXECUTIVE COMMITTEE--The Executive Committee is composed of 7 directors, a majority of whom are not current employees of the Corporation. The Committee represents the Board between meetings for the purpose of consulting with officers, considering matters of importance and either taking action or making recommendations to the Board. The Committee held no meetings in fiscal year 1997.

  AUDIT COMMITTEE--The Audit Committee is composed of 7 directors, none of whom is a current employee of the Corporation. The Committee oversees the Corporation's financial reporting process on behalf of the Board. During 1997, the Committee reviewed the 1997 audit plans of Deloitte & Touche LLP and of the Corporation's internal audit staff, reviewed the audit of the Corporation's accounts with the independent public accountants and the internal auditors, considered the adequacy of audit scope and, in its overview role, reviewed and discussed with the auditors and management the auditors' reports. The Committee recommended to the Board the selection of the Corporation's independent public accountants. The Committee also reviewed environmental surveys and compliance activities for the Corporation's facilities, compliance with the Corporation's Conflicts of Interest and Ethical Business Conduct Policies and the expense accounts of principal executives. The independent public accountants, the internal auditors and the Committee have unrestricted access to each other, without management present, to discuss the results of audit work and opinions on the adequacy of internal accounting controls, the quality of financial reporting and any other matter deemed appropriate. The Committee held 4 meetings in fiscal year 1997, reported the results of those meetings and made recommendations to the Board.

  FINANCE COMMITTEE--The Finance Committee is composed of 7 directors, none of whom is a current employee of the Corporation. The Committee reviews the Corporation's financing requirements, custody and management of assets which fund the pension and retirement savings plans of the Corporation's subsidiaries, procedures by which projections and estimates of revenues, expenses, earnings and cash flow are developed, dividend policy and operating and capital expenditure budgets. The Committee also monitors the Corporation's relationship and communications with its lenders and the Corporation's financial disclosure policy. In fiscal year 1997, the Committee held 6 meetings, reported the results of those meetings and made recommendations to the Board.

  COMMITTEE ON ORGANIZATION--The Committee on Organization is composed of 6 directors, none of whom is a current employee of the Corporation. The Committee fulfills its compensation and management oversight role by considering and recommending to the Board the election, title changes, structure, responsibilities and compensation of all executive officers. The Committee also has responsibilities for the organization of the Board of Directors. The Committee reviews and makes recommendations to the Board concerning nominees for election as directors. The Committee also reviews and recommends to the Board the compensation, committee membership and tenure policy for directors. In recommending to the Board the nominees to be proposed for election as director, the Committee will consider the qualifications of nominees proposed by shareowners in writing to the Secretary of the Corporation in accordance with the Corporation's By-laws. Upon management's recommendation, the Committee also reviews and acts upon basic changes to non-represented employees' base compensation and incentive and benefit plans. The Committee held 7 meetings in fiscal year 1997, reported the results of those meetings and made recommendations to the Board.

  PUBLIC POLICY COMMITTEE--The Public Policy Committee is composed of 5 directors, none of whom is a current employee of the Corporation. The Committee reviews, advises management and makes recommendations to the Board on corporate policy in areas of public responsibility, such as conflict of interest, product integrity and protection of the environment. The Committee held 2 meetings in fiscal year 1997, reported the results of those meetings and made recommendations to the Board.

                             MEETINGS OF DIRECTORS

  Pursuant to the Board's corporate governance guidelines, in addition to the regular and any special meetings of the Board of Directors, the Board's non-employee directors meet in an executive session at regular intervals to evaluate the performance of the Chief Executive Officer and the Board itself. In fiscal year 1997, the Board of Directors held 9 meetings, two of which were executive sessions for non-employee directors only. The number of meetings held by the committees of the Board of Directors are noted above. Each Director of the Corporation attended at least 75% of the aggregate meetings required to be attended by such Director and held by the Board and by the committees on which such Director served, except that, because of conflicts in schedules, Mr. Correnti attended 68.2% of the aggregate meetings.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the election of the nominees listed above as directors of the Corporation.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                            DIRECTORS' COMPENSATION

  Directors who are full-time employees of the Corporation or any of its subsidiaries are not compensated for their service on the Board or any committee. Directors who are not employees of the Corporation or any of its subsidiaries receive an annual retainer of $26,000. In addition, the Company pays each such director a fee of $1,000 for each directors' meeting and each committee meeting he or she attends. A non-employee director who serves as chair of a committee receives an additional annual fee of $3,000. One-fourth of the annual retainer to non-employee directors is paid in the form of restricted shares of Common Stock. Directors may elect to receive all or any part of the remaining retainer and fees in restricted shares of Common Stock and to defer payment of fees in cash or in restricted shares of Common Stock. At the request of the UAW (the organization which elected Mr. Laskowski to the Board), all but $1,500 of the cash portion of Mr. Laskowski's annual retainer, together with a cash amount equal to the value of the restricted shares of Common Stock which otherwise would be payable to Mr. Laskowski as part of his annual retainer, is contributed to the Supplemental Trust.

  Non-employee directors are eligible to receive retirement fees if they serve on the Board for at least five years. The annual retirement fee is equal to a percentage of the annual retainer at the time of the director's retirement. Directors who joined the Board prior to 1994 and who retire with five years of service receive 100% of the annual retainer. Directors who joined the Board after that time and who retire with five years of service receive 50% of the annual retainer, which increases by 10% for each additional year of service, with a maximum retirement fee of 100% of the annual retainer for ten years of service. Retirement fees are paid to the director and, upon his or her death, to the director's spouse. Payment of retirement fees begins on the later of the director's retirement or age 65. Retirement fees continue for a period equal to the number of years the director served on the Board. However, in the event of the death of the director (or the director's spouse, if the director is survived by his or her spouse), retirement fees automatically terminate. A director's right to receive retirement fees will vest automatically in the event of a change in control of the Corporation as defined in the retirement agreement.

  The Navistar 1988 Non-Employee Director Stock Option Plan provides that every year each non-employee director will be granted an option to purchase 2,000 shares of Common Stock at a price equal to the fair market value of the Common Stock on the first business day after the day the option is granted. Directors may exercise the option at any time after one year following the date of grant. The options expire ten years after the date of grant.

                        EXECUTIVE OFFICERS' COMPENSATION

  The following table shows the compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Corporation and of Navistar International Transportation Corp. ("Transportation"), the Corporation's wholly owned subsidiary, for fiscal year 1997:

                           SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                                   COMPENSATION AWARDS
                                                  ---------------------
                                     ANNUAL
                                  COMPENSATION    RESTRICTED SECURITIES
                               ------------------   STOCK    UNDERLYING  ALL OTHER
NAME AND PRINCIPAL              SALARY    BONUS     AWARDS    OPTIONS/  COMPENSATION
POSITION                  YEAR   ($)    ($)(6)(7) ($)(1)(2)   SARS (#)     ($)(3)
------------------        ----  ------  --------- ---------- ---------- ------------
John R. Horne(4)........  1997 $650,000 $480,000   $452,575    73,800     $11,893
Chairman, President and   1996 $650,000        0   $ 29,931    40,000     $ 7,067
Chief Executive Officer   1995 $544,166 $425,000   $762,244    50,000     $10,458
Robert C. Lannert(5)....  1997 $425,000 $300,000   $334,922    47,900     $ 7,071
Executive Vice President  1996 $425,000        0   $ 19,656    25,700     $ 4,557
and Chief Financial
 Officer                  1995 $367,083 $275,000   $420,875    47,700     $ 6,135
Donald D. DeFosset,
 Jr.(8).................  1997 $400,000 $217,580   $185,867    50,000     $ 3,179
Executive Vice President
 and                      1996 $ 20,290 $250,000          0    50,000           0
President, Truck Group
Daniel C. Ustian........  1997 $250,000 $259,557   $ 86,967    18,900     $ 2,236
Group Vice
 President/General        1996 $245,000        0   $  7,788    10,100     $ 1,715
Manager, Engine and
 Foundry                  1995 $237,500 $104,603   $  8,794     9,600     $ 1,554
Robert A. Boardman......  1997 $255,000 $181,000   $114,442    18,900     $ 2,838
Senior Vice President
 and                      1996 $247,500        0   $  7,788    10,100     $ 2,052
General Counsel           1995 $238,750 $126,719   $  8,794     9,600     $ 1,897

--------
(1) The number and value of the aggregate restricted stock holdings at October 31, 1997 for each of the persons named above is as follows: Mr. Horne 57,241 shares with a value of $1,327,276 ($838,205 of which represents the value of shares which will be forfeited if performance goals are not met); Mr. Lannert, 32,150 shares with a value of $745,478 ($586,644 of which represents the value of shares which will be forfeited if performance goals are not met); Mr. Ustian, 13,567 shares with a value of $314,584 ($297,588 of which represents the value of shares which will be forfeited if performance goals are not met); and Mr. Boardman, 13,567 shares with a value of $314,584 ($297,588 of which represents the value of shares which will be forfeited if performance goals are not met). Mr. DeFosset held no aggregate restricted stock as of October 31, 1997. Holders of restricted stock will receive dividends at the same time and at the same rate as other Common Stock owners.
(2) The amounts shown include the dollar value of units representing shares of Common Stock awarded in fiscal year 1997 under the Corporation's Stock Ownership Program based on the attainment of certain stock ownership thresholds by the named executive officer.
(3) The amounts listed under the All Other Compensation Column represent life insurance premiums paid by the Corporation for the persons named in the Summary Compensation Table.
(4) The Corporation granted Mr. Horne 54,825 restricted shares of Common Stock on April 18, 1995 for purposes of retention under the Corporation's 1994 Performance Incentive Plan. Such shares vest ratably over 3 years.
(5) The Corporation granted Mr. Lannert 30,000 restricted shares of Common Stock on April 18, 1995 for purposes of retention under the Corporation's 1994 Performance Incentive Plan. 15,000 shares vested on May 18, 1995 and the balance of such shares vest ratably over 3 years.
(6) The amounts shown include the dollar value of bonuses earned in fiscal year 1997 but deferred under the Corporation's Stock Ownership Program at the election of the named executive officer.
(7) The amounts shown do not include the dollar value of units representing shares of Common Stock that will be awarded for fiscal year 1997 under the Corporation's Stock Ownership Program based on the election of the named executive officer to defer a portion of his future annual incentive payments. The amount of units earned are not calculable through the latest practicable date and, in accordance with the Securities and Exchange Commission regulations, will be reported in the proxy statement for the Corporation's 1999 annual meeting of shareowners.
(8) Mr. DeFosset joined the Corporation in October, 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                              GRANT DATE
                                          INDIVIDUAL GRANTS                     VALUE
                          -------------------------------------------------- ------------
                           NUMBER OF    % OF TOTAL
                           SECURITIES  OPTIONS/SARS
                           UNDERLYING   GRANTED TO    EXERCISE                GRANT DATE
                          OPTIONS/SARS EMPLOYEES IN OR BASE PRICE EXPIRATION   PRESENT
NAME                      GRANTED (#)  FISCAL YEAR    ($/SH)(3)      DATE    VALUE ($)(4)
----                      ------------ ------------ ------------- ---------- ------------
John R. Horne...........      9,564(1)     1.09         9.56       12-16-06     41,881
                             64,236(2)     7.33         9.56       12-17-06    281,289
Robert C. Lannert.......      9,564(1)     1.09         9.56       12-16-06     41,881
                             38,336(2)     4.37         9.56       12-17-06    167,873
Donald D. DeFosset, Jr..     50,000(2)     5.70         9.56       12-17-06    218,950
Daniel C. Ustian........      9,564(1)     1.09         9.56       12-16-06     41,881
                              9,336(2)     1.06         9.56       12-17-06     40,882
Robert A. Boardman......      9,564(1)     1.09         9.56       12-16-06     41,881
                              9,336(2)     1.06         9.56       12-17-06     40,882

--------
(1) Incentive Stock Options
(2) Non-Qualified Options
(3) All options become exercisable one year after the date of grant.
(4) The Black-Scholes model was used to calculate the grant date present value of the options granted, discounted by 20% for non-transferability, the risk of forfeiture and non-exercisability for the first year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                      NUMBER OF        VALUE OF
                                                      SECURITIES      UNEXERCISED
                                                      UNDERLYING        IN-THE-
                                                     UNEXERCISED         MONEY
                                                     OPTIONS/SARS    OPTIONS/SARS
                                                    AT FY END (#)    AT FY END ($)
                             SHARES                 -------------- -----------------
                          ACQUIRED ON     VALUE      EXERCISABLE/    EXERCISABLE/
NAME                      EXERCISE (#) REALIZED ($) UNEXERCISABLE    UNEXERCISABLE
----                      ------------ ------------ -------------- -----------------
John R. Horne...........         0             0    164,520/73,800 1,267,456/993,997
Robert C. Lannert.......         0             0    140,000/47,900 1,127,752/645,155
Donald D. DeFosset, Jr..         0             0     50,000/50,000   685,940/673,440
Daniel C. Ustian........     4,800        45,750     36,990/18,900   163,785/254,560
Robert A. Boardman......         0             0     39,300/18,900   223,635/254,560

                              PENSION PLAN TABLE

                 ESTIMATED ANNUAL RETIREMENT BENEFIT OBJECTIVE
                       UPON NORMAL RETIREMENT AT AGE 65
           (ASSUMING ALL SERVICE IS EARNED PRIOR TO JANUARY 1, 1989)

        FINAL                         YEARS OF SERVICE
       AVERAGE      --------------------------------------------------------------
        ANNUAL                                                           35 AND
       EARNINGS        15           20           25           30          OVER
      ----------    --------     --------     --------     --------     --------
      $  200,000    $ 72,000     $ 96,000     $120,000     $120,000     $120,000
         300,000     108,000      144,000      180,000      180,000      180,000
         400,000     144,000      192,000      240,000      240,000      240,000
         500,000     180,000      240,000      300,000      300,000      300,000
         600,000     216,000      288,000      360,000      360,000      360,000
         700,000     252,000      336,000      420,000      420,000      420,000
         800,000     288,000      384,000      480,000      480,000      480,000
         900,000     324,000      432,000      540,000      540,000      540,000
       1,000,000     360,000      480,000      600,000      600,000      600,000
       1,100,000     396,000      528,000      660,000      660,000      660,000
       1,200,000     432,000      576,000      720,000      720,000      720,000
       1,300,000     468,000      624,000      780,000      780,000      780,000
       1,400,000     504,000      672,000      840,000      840,000      840,000

                 ESTIMATED ANNUAL RETIREMENT BENEFIT OBJECTIVE
                       UPON NORMAL RETIREMENT AT AGE 65
           (ASSUMING ALL SERVICE IS EARNED AFTER DECEMBER 31, 1988)

        FINAL                         YEARS OF SERVICE
       AVERAGE      --------------------------------------------------------------
        ANNUAL                                                           35 AND
       EARNINGS        15           20           25           30          OVER
      ----------    --------     --------     --------     --------     --------
      $  200,000    $ 51,000     $ 68,000     $ 85,000     $102,000     $120,000
         300,000      76,500      102,000      127,500      153,000      180,000
         400,000     102,000      136,000      170,000      204,000      240,000
         500,000     127,500      170,000      212,500      255,000      300,000
         600,000     153,000      204,000      255,000      306,000      360,000
         700,000     178,500      238,000      297,500      357,000      420,000
         800,000     204,000      272,000      340,000      408,000      480,000
         900,000     229,500      306,000      382,500      459,000      540,000
       1,000,000     255,000      340,000      425,000      510,000      600,000
       1,100,000     280,500      374,000      467,500      561,000      660,000
       1,200,000     306,000      408,000      510,000      612,000      720,000
       1,300,000     331,500      442,000      552,500      663,000      780,000
       1,400,000     357,000      476,000      595,000      714,000      840,000

  The number of years of credited service as of October 31, 1997 for Mr. Horne is 31.3; Mr. Lannert is 34.6; Mr. Ustian is 24.7; and Mr. Boardman is 8.0. Mr. DeFosset is not a participant in the RPSE or the MRO Plan.

  The Navistar International Transportation Corp. Retirement Plan for Salaried Employees ("RPSE"), which covers substantially all of the salaried employees first hired before January 1, 1996, of the Corporation and of Transportation, including officers, provides annual retirement benefits based upon age, credited service and "final average annual earnings" computed on the basis of the individual's highest consecutive five years of base salary out of the ten years immediately preceding retirement, reduced by a portion of the Social Security benefits to which it is estimated the participant will be entitled. Benefits accrue at a lower rate for service after December 31, 1988, than for service prior to that date. Maximum benefits which may be provided to an employee under the RPSE are subject to the annual pension limitation ($130,000 in 1998, indexed for inflation) imposed for qualified plans under The Employee Retirement Income Security Act ("ERISA"). Such benefits may be subject to further limitation under ERISA because of participation in any defined contribution plan of the Corporation or of Transportation. In addition, these benefits are subject to a requirement that annual compensation in excess of an annual limit ($160,000 in 1998, indexed for inflation) is not taken into account. Employees who are first hired on or after January 1, 1996, are not eligible to participate in the RPSE.

  With respect to eligible upper level employees who retire at or after age 55 with at least 10 years of credited service, the Corporation and Transportation also have a Managerial Retirement Objective ("MRO") Plan. The MRO Plan currently provides a retirement benefit objective based upon age, credited service and "final average annual earnings" computed on the basis of the individual's highest consecutive five years of base salary plus certain cash incentive compensation out of the ten years immediately preceding retirement. Benefits accrue at a lower rate for service after December 31, 1988, than for service prior to that date. If the annual retirement benefits of any eligible employee from all sources from both the Corporation and/or Transportation contributions and employee contributions (including benefits under the RPSE and a portion of the Social Security benefits to which it is estimated the individual will be entitled, but not including the Navistar International Transportation Corp. 401(k) Retirement Savings Plan or any individual deferred compensation agreements) do not equal the retirement benefit objective under the MRO Plan, the Corporation and/or Transportation will pay the difference to the employee. Employees who are first hired on or after January 1, 1996, are not eligible to participate in the MRO Plan.

  Substantially all of the salaried employees of the Corporation and of Transportation, including officers, who are first hired on or after January 1, 1996, are covered by the Navistar Retirement Accumulation Plan (RAP), which is a defined contribution plan that provides for an annual contribution to be allocated to each participant's retirement account based on an age-weighted percentage of the participant's eligible compensation for the calendar year. The RAP also contains a 401(k) feature and provides for a company match, currently 50% of the first 6% of pre-tax salary reduction contributions made on behalf of the participant.

  In recognition of the need to provide a retirement benefit for executives who, as a result of commencing employment with the Corporation or Transportation late in their careers, are unable to attain the age and service requirements necessary to qualify for retirement benefits under the above plans, the Corporation and Transportation also have a Supplemental Executive Retirement Plan ("SERP"). The SERP covers certain members of executive management who have attained age 55, and provides annual retirement income objectives to such members of executive management who have at least five years of credited service, based upon age, credited service and "final average earnings" (as defined above for purposes of the MRO Plan). SERP objectives range from 30% to 50% of "final average earnings", and are reduced by benefits, if any, under the RPSE and the MRO Plan, by the actuarial equivalent of the executive's retirement account (but not the 401(k) or company match accounts) under the RAP, by 50% of the participant's social security benefit and by retirement benefits from prior employers. It is estimated that the annual benefits payable under the SERP upon normal retirement (at age 65) to Mr. DeFosset (without regard to the reduction by the actuarial equivalent of his retirement account under the RAP) would be approximately 48% of his "final average earnings" and to Mr. Boardman, would be approximately 11% of his individual "final average earnings." It is estimated that Messrs. Horne, Lannert and Ustian would derive no benefit from the SERP. Payments under the SERP in fiscal 1997 were $288,524.

  In the event of a termination of employment by the Corporation or by Transportation following a change in control of the Corporation, as defined, certain benefits will become contractual rights and not subject to change which is adverse to employees without their consent under the MRO Plan and the SERP with respect to eligible employees who have accrued at least five years of credited service as of the date of such termination.

TERMINATION ARRANGEMENTS

  To assure stability and continuity of management, the Corporation has entered into agreements with each of the executive officers named in the Summary Compensation Table and with each other executive officer. Each agreement provides that if the officer's employment is terminated by the Corporation for any reason other than for cause, as defined in the agreement, the officer will receive a lump sum payment varying in amounts from 200% of the annual base salary plus annual target bonus, for the Chief Executive Officer, to 150% of annual base salary plus annual target bonus, for the other executive officers. However, if the officer's employment is terminated by the Corporation within three years after a change in control of the Corporation, the officer will receive a lump sum payment of an amount equal to the greater of (i) 300% of the officer's current annual base salary plus annual target bonus and: (ii) 295% of the officer's average annual compensation during the previous five years. The agreements' definition of a change in control of the Corporation includes the acquisition by any person or group of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities. Each agreement expires June 30, 2000 and is then renewed automatically for successive one year periods unless the Board of Directors, six months prior to the renewal date, elects not to renew it.

                         TRANSACTIONS WITH MANAGEMENT

  The Corporation established the Navistar International Corporation Stock Ownership Program ("Stock Ownership Program") in 1997 to more closely align the interests of shareowners and the Corporation's senior management. Under the Stock Ownership Program all executive officers and certain senior managers of the Corporation are required to acquire and hold a specified amount of the Corporation's Common Stock equal to a multiple of the participant's annual base salary. During 1997, certain executive officers received full-recourse, interest-bearing loans for the purchase price of the Common Stock they purchased from the Corporation pursuant to the terms of the Stock Ownership Program. The loans have a five year term and accrue interest at the applicable federal rate (as determined by Section 1274(d) of the Internal Revenue Code) on the purchase date for loans of such maturity, compounded annually. The loans are unsecured.

  Principal and accrued interest is due at maturity in a balloon payment. The payment of the loan will be accelerated if a participant's employment is terminated for cause or for certain other reasons prior to or following a change of control. In the event of retirement, there is no loan acceleration. The loan may be prepaid at any time at the participant's option.

  The executive officers of the Corporation listed in the table below had outstanding loans under the Stock Ownership Program. The table indicates the largest amount of the indebtedness outstanding during fiscal year 1997, the interest rate charged, and the aggregate amount of all loan principal and accrued interest outstanding as of December 31, 1997:

                         MAXIMUM INDEBTEDNESS   LOAN PRINCIPAL AND
                                DURING        ACCRUED INTEREST AS OF
NAME                       FISCAL YEAR 1997     DECEMBER 31, 1997    INTEREST RATE (%)
----                     -------------------- ---------------------- -----------------
Robert A. Boardman......    $  314,283.69         $  317,701.21            6.65
John R. Horne...........     1,132,553.84          1,144,869.21            6.65
Thomas M. Hough.........        54,343.13             53,125.75            6.80
                                35,617.21             35,017.50            6.65
David J. Johanneson.....       286,454.48            289,572.16            6.65
J. Steven Keate.........        83,516.51             84,429.23            6.65
Robert C. Lannert.......       514,985.89            520,594.84            6.65
                               517,955.75            523,405.14            6.39
James T. O'Dare.........       355,723.63            359,609.77            6.65
Thomas E. Rigsby........       179,368.26            181,322.88            6.65
James L. Simonton.......       120,402.55            118,375.25            6.65
Joseph V. Thompson......       362,375.66            366,319.64            6.65
Daniel C. Ustian........       218,406.16            220,786.20            6.65
Dennis W. Webb..........       136,434.49            137,923.12            6.65
Brian B. Whalen.........       204,255.92            206,478.18            6.65

            COMMITTEE ON ORGANIZATION EXECUTIVE COMPENSATION REPORT

  The Board's Committee on Organization ("Committee") makes the compensation decisions with respect to the Corporation's executive officers and makes recommendations to the Board regarding the compensation of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer.

  The Committee believes that the compensation program for senior executives has been designed to provide competitive compensation if the Corporation meets or exceeds performance criteria established by the Committee. The performance criteria are designed to link compensation and performance and to promote an alignment of interests between shareowners and senior executives. The compensation program is designed to vary compensation significantly based on performance. The Committee reviews the compensation program each year. The Internal Revenue Code provides that a public corporation generally may not deduct the amount of annual compensation paid to certain executive officers which is more than $1 million. The provision does not apply to certain performance based compensation which meets the requirements contained in IRS regulations. Performance based compensation can include income from stock options, restricted stock, and certain formula driven compensation that meets the IRS requirements. The Committee has considered the effect of this Internal Revenue Code limitation, and has concluded that the limitation will not have any significant effect on the Corporation's income tax liability.

  The principal elements of the Corporation's executive compensation program include base salary, annual incentive and long-term incentive.

BASE SALARY

  The Committee reviews the salaries of the Corporation's executive officers on an annual basis. The goal of the Committee is to set executive officers' base salaries at the 50th percentile of a peer group of companies. The Committee uses three different surveys to determine competitive base salary levels. The three surveys are as follows: one survey is composed of the peer companies included in the performance graph on page 15, another consists of manufacturing companies of a similar size in sales to Navistar in the metallurgical/fabricating industries; and a third one consists of all manufacturing companies with sales of $5 to $10 billion.

ANNUAL INCENTIVE

  Annual incentive payments are made in cash based upon the attainment of certain performance goals established by the Committee prior to the beginning of each fiscal year. Approximately 450 participants are eligible for annual incentive payments. The target annual incentive varies by organization level, from 25% of base salary for managers to 50% of base salary for the Chief Executive Officer. The formula used for the 1997 goal was based on the Corporation's return on equity. The goal was met and annual incentive payments were made in accordance with the provisions of the plan. Mr. Horne received a payment of $480,000.

LONG-TERM INCENTIVE

  Until 1997, long term incentive payments consisted of a combination of stock options and restricted stock.

  Previously issued shares of restricted stock were awarded subject to forfeiture based on certain contingencies. One-sixth of the shares are forfeitable if the executive officer did not remain an employee during a defined period. Five sixths of the shares are performance based, that is, they are forfeitable if the Corporation's stock performance goals are not achieved. The performance goals set by the Committee are based on the stock performance of the Corporation against the stock performance of a peer group of companies made up of Cummins, Dana, Eaton and PACCAR which, along with Navistar, are the companies that make up the Standard and Poor's Heavy Duty Truck and Parts Index. None of the performance based restricted shares will be forfeited if the Corporation's stock price performance exceeds the peer group's performance. All of the performance based restricted shares will be forfeited if the Corporation's stock price performance is not at least equal to the peer group's performance.

  In 1997 the Committee decided that all future long term incentive payments to executive officers would consist entirely of stock options. Stock options are valued pursuant to the Black-Scholes formula (less a 20% discount). Stock options are issued at current market value on the date of grant and are not exercisable during the first year.

                                          Committee on Organization

                                          Jerry E. Dempsey, Chairperson
                                          William F. Andrews
                                          John D. Correnti
                                          William C. Craig
                                          John F. Fiedler
                                          William F. Patient

                               PERFORMANCE GRAPH

  A line graph comparing the yearly percentage change in the Corporation's cumulative total shareowner return on its Common Stock is set forth below.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

       NAVISTAR COMMON STOCK, S&P 500 INDEX AND S&P TRUCKS & PARTS INDEX

                          92       93        94        95        96      97
          Navistar      100.00    114.7      70.0      54.7      50.0   123.7
           S&P 500      100.00    111.7     112.8     138.9     168.5   218.5
S&P Trucks & Parts      100.00    138.9     115.3     107.8     131.0   221.5







ASSUMES $100 INVESTED ON OCTOBER 31, 1992 IN NAVISTAR COMMON STOCK, S&P 500 INDEX AND S&P TRUCKS & PARTS INDEX.
FISCAL YEAR ENDING OCTOBER 31/ASSUMES REINVESTMENT OF DIVIDENDS

                                    GENERAL

ANNUAL REPORTS

  A copy of the Annual Report, which includes the Corporation's Consolidated Financial Statements for the three years ended October 31, 1997, was mailed to all shareowners of record as of January 27, 1998. The Annual Report is not to be regarded as proxy soliciting materials.

PROXY SOLICITATION

  The cost of the solicitation of proxies will be paid by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Corporation or its subsidiaries. The Corporation will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

PROPOSALS OF SHAREOWNERS

  Proposals of shareowners intended to be included in next year's proxy statement must be received by the Secretary of the Corporation at the principal executive offices of Navistar International Corporation, 455 North Cityfront Plaza Drive, Chicago, Illinois 60611, no later than the close of business on October 5, 1998. The Corporation's policy is to include the name, mailing address and number of shares held by any shareowner whose proposal is included in the proxy statement. In addition, the Corporation's By-laws provide that any shareowner wishing to bring any matter before the Annual Meeting must give written notice to the Corporation not less than 120 days nor more than 180 days in advance of the Annual Meeting and the notice must meet certain other requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Deloitte & Touche LLP, Two Prudential Plaza, 180 N. Stetson Avenue, Chicago, Illinois 60601, has examined the financial statements of the Corporation for many years and has been selected to perform this function for the current fiscal year ending October 31, 1998. Representatives of the firm will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

FURTHER BUSINESS

  The only business to come before the Annual Meeting of which the Board of Directors is presently aware is set forth in this Proxy Statement. If any further business is properly presented at the Annual Meeting, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof in accordance with the best judgment of the proxy holders.

                                          By order of the Board of Directors,

                                          Steven K. Covey
                                          Secretary
                                          February 2, 1998

                                     NOTES

SM-101-69

                       NAVISTAR INTERNATIONAL CORPORATION
      PLEASE MARK WOTEIN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

1.  Election of Directors -
    01  John R. Horne    02  Michael N. Hammes       For All _________________
    03  William F. Patient            For  Withheld   Except

MARK HERE TO HAVE YOUR
VOTE REMAIN CONFIDENTIAL

                  A VOTE FOR PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS
                         ---

                                         NOTE:  Please sign exactly as name
                                         appears hereon.  For joint
                                         accounts both owners should sign.
                                         When signing as executor,
                                         administrator, attorney, trustee
                                         or guardian, etc., please sign
                                         your full title.

                                         Dated:
                                         ________________________________,1998


                                         x_________________________________
                                                       Signature
                                         x_________________________________
                                                       Signature

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE.
IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


SM-101-69
--------------------------------------------------------------------------------
                             .FOLD AND DETACH HERE.

CONTROL NUMBER
--------------

--------------

                               VOTE BY TELEPHONE
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                  Call***Toll Free***On a Touch Tone Telephone
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Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
You will be asked to enter a Control Number which is located in the Box to the left of this form.

To vote FOR ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9.
                           To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and
listen to the instructions.
If you wish your vote held confidential Press 0 for yes or Press 1 for no.

   WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING
             If you vote by telephone, DO NOT mail back your proxy

                              THANK YOU FOR VOTING

PROXY

                       NAVISTAR INTERNATIONAL CORPORATION
               PROXY FOR ANNUAL MEETING TO BE HELD MARCH 24, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS JOHN R. HORNE, ROBERT C. LANNERT, AND ROBERT A. BOARDMAN, AND EACH OF THEM, PROXIES, WITH POWER OF SUBSTITUTION, TO VOTE ALL STOCK OF THE UNDERSIGNED, AT THE ANNUAL MEETING OF NAVISTAR INTERNATIONAL CORPORATION TO BE HELD MARCH 24, 1998, AND AT ANY ADJOURNMENT OR POSTPONEMENTS THEREOF, ON ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. IN THEIR DISCRETION, THE PROXIES ARE HEREBY AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

       (Continued, and to be marked, dated and signed, on the other side)


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Dear Shareholder:

     On the reverse side of this card are instructions on how to vote for the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient and it also saves the Company money.

     Thank you for your attention to these matters.